Exhibit 99.1

For information, contact:	Steven S. Skalicky
(212) 770-2040

Transatlantic Holdings, Inc. Announces Closing of Public Offering of AIG's Interest

NEW YORK, June 10, 2009 – Transatlantic Holdings, Inc (NYSE: TRH) (the "Company") announced today the closing of a previously announced secondary public offering of 29.9 million shares of Transatlantic Holdings, Inc. common stock owned by American International Group, Inc. ("AIG") and its subsidiary, American Home Assurance Company ("AHAC" and together with AIG, the "Selling Stockholder"), at $38.00 per share. The Company did not receive any proceeds from the secondary offering.

The secondary offering was made through a syndicate of underwriters led by J.P. Morgan Securities Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. as joint book-running managers with Lazard Capital Markets LLC as co-lead underwriter. Dowling & Partners and Fox-Pitt Kelton Cochran Caronia Waller acted as co-managers of the offering.

AHAC now owns 9,192,662 common shares of the Company, representing approximately 13.9 percent of the Company’s outstanding common shares, and AIG owns no shares of the Company directly.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis – structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Visit – www.transre.com – for additional information about the Company.

Forward-looking statements

This news release may include, and the Company’s officers and representatives may from time to time make, statements which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as “intend,” “intends,” “intended,” “goal,” “estimate,” “estimates,” “expect,” “expects,” “expected,” “project,” “projects,” “projected,” “projections,” “plans,” “anticipates,” “anticipated,” “should,” “think,” “thinks,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions.

These statements are not historical facts but instead represent only the Company’s belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements may address, among other things, the Company’s strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, financial, credit and industry market conditions, financial results and reserves, as well as the expected impact on the Company of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions. It is possible that the Company’s actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause the Company’s actual results to differ, possibly materially, from those discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions, financial and credit market conditions, cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophes), the legal environment, legal and regulatory proceedings, failures of pricing models to accurately assess risks, the reserving process, the competitive environment in which the Company operates, interest rate and foreign currency exchange rate fluctuations, the uncertainties inherent in international operations and the uncertainty surrounding the Selling Stockholder’s continued ownership interest in the Company.